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                                                                     EXHIBIT 5.1

                        [GREATER BAY BANCORP LETTERHEAD]


July 22, 2002


Board of Directors
Greater Bay Bancorp
2860 West Bayshore Road
Palo Alto, CA 94303

       Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

         I am the general counsel of Greater Bay Bancorp, a California corporation (the "Company") and, in such capacity, I have acted as counsel to the Company in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about July 22, 2002 (the "Registration Statement"). The Registration Statement relates to the registration under the Act of $312,877,000 aggregate principal amount at maturity of its Zero Coupon Senior Convertible Contingent Debt Securities ("CODES") due 2022 (the "Securities") and the Company's common stock, no par value per share (the "Shares"), issuable upon conversion and/or purchase of the Securities pursuant to that certain indenture, dated as of April 24, 2002, by and between the Company and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Indenture"). The Company issued the Securities pursuant to that certain purchase agreement, dated as of April 18, 2002 among the Company and Lehman Brothers Inc. and Sandler O'Neill & Partners, L.P. (the "Purchase Agreement"). The Securities and the Shares are to be offered and sold by certain securityholders of the Company.

         Other capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Statement. As general counsel to the Company, I have been requested to render this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         For the purpose of rendering the opinions set forth herein, I have been furnished with and examined only the following documents:

         1. Articles of Incorporation of the Company, as amended to date;

         2. Bylaws of the Company, as amended to date;

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Board of Directors
Greater Bay Bancorp
Jully 22, 2002
Page 2

         3. Records of proceedings of the Board of Directors of the Company pertaining to the issuance of the Securities and the Shares;

         4.  The Registration Statement;

         5.  The Purchase Agreement;

         6.  The Indenture; and

         7. The form of the Securities included in the form of Indenture, attached as Exhibit 4.1 to the Registration Statement.

         With respect to all of the foregoing documents, I have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified or reproduced copies. I also have obtained from the officers of the Company such advice as to such factual matters as I consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, I have relied on such advice.

         Based upon the foregoing, I am of the of the opinion that:

         1. The Securities are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforcement thereof might be limited by (i) bankruptcy, insolvency, reorganization, moratorium fraudulent conveyance or transfer laws or other similar laws affecting creditor's rights generally, and (ii) general principles of equity, including, but not limited to, concepts of materiality reasonableness, good faith and fair dealing and the unavailability of specific performance or injunctive relief, regardless of whether enforceability is considered in a proceeding at law or equity.

         2. The Shares initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued and delivered upon such conversion pursuant to the terms of the Indenture, will be validly issued, fully paid and non-assessable.

         The foregoing opinions are also subject to the following comments and qualifications:

         (a) The enforceability of certain provisions of the Indenture may be limited by laws rendering unenforceable the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, and indemnification contrary to federal or state securities laws and the public policy underlying such laws.

         (b) The enforceability of provisions in the Indenture to the effect that the terms may not be waived or modified except in writing, may be limited under certain circumstances.

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Board of Directors
Greater Bay Bancorp
July 22, 2002
Page 3


         My opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. I hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change my opinion with respect to any matter set forth in this letter.

         This opinion is limited to the current laws of the state of New York and the state of California, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, I have no obligation to supplement it should the current laws of the state of New York or the state of California be changed by legislative action, judicial decision or otherwise.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                                          Very truly yours,


                                          /s/ Linda M. Iannone
                                          Linda M. Iannone
                                          Senior Vice President,
                                          General Counsel and Secretary